Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-194423, No. 333-194429, No. 333-202327, and No. 333-209620) and Registration Statement on Form S-3 (No. 333-197259) of Aemetis, Inc of our report dated March 28, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP
Des Moines, Iowa
March 28, 2016